SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549


                               FORM 8-K


                            CURRENT REPORT


                Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934



 Date of Report (Date of earliest event reported):   December 31, 1998




             CARLYLE REAL ESTATE LIMITED PARTNERSHIP - XII
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        (Exact name of registrant as specified in its charter)




     Illinois                   0-12433                 36-3149589
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(State or other)              (Commission          (IRS Employer
 Jurisdiction of             File Number)           Identification No.)
 Organization




         900 N. Michigan Avenue, Chicago, Illinois  60611-1575
         -----------------------------------------------------
                (Address of principal executive office)




  Registrant's telephone number, including area code:  (312) 915-1987
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             CARLYLE REAL ESTATE LIMITED PARTNERSHIP - XII
                           Chicago, Illinois
             ---------------------------------------------



ITEM 5. OTHER EVENTS. The Partnership has sold or disposed of all of its real estate assets and has thereby dissolved in accordance with the terms of its partnership agreement. The Partnership made a final liquidating cash distribution to the holders of its limited partnership interests (the "Interests") in the aggregate amount of $3,719,767 or $23.25 per Interest. In addition, the Partnership made a final liquidating cash distribution to its General Partners and paid a management fee to the Corporate General Partner in the aggregate amount of $72,884. The Partnership wound up its affairs effective December 31, 1998.

     In connection with its winding up, the Partnership entered into an agreement (the "Winding Up Agreement") with JMB Realty Corporation, the Corporate General Partner, pursuant to which the Corporate General Partner generally assumed the obligation to pay or otherwise discharge expenses and liabilities of the Partnership not otherwise paid, discharged or provided for by the Partnership, including contingent liabilities of the Partnership that may arise after its winding up. In consideration of such assumption, the Partnership paid the Corporate General Partner approximately $5,200 in cash and transferred to the Corporate General Partner the Partnership's contingent rights, if any, to indemnification or reimbursement, including coverage and benefits under contracts of insurance, and certain other rights to receive or collect amounts, if any, that may be payable to the Partnership.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (a)   Financial Statements.  Not applicable.

     (b)   Pro Forma Financial Information.  Not applicable.

     (c)   Exhibits.

           10.1 Winding Up Agreement dated as of December 29, 1998, by and between the Partnership and JMB Realty Corporation.

                              SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                      CARLYLE REAL ESTATE LIMITED PARTNERSHIP - XII

                      BY:   JMB Realty Corporation
                            Corporate General Partner


                      By:   GAILEN J. HULL
                            Gailen J. Hull
                            Senior Vice President and
                            Principal Accounting Officer



Date:  January 12, 1999